EXHIBIT 11
                              MacroChem Corporation
                   Calculation for Weighted Average Number of
                            Common Shares Outstanding

              Weighted Average Number of Common Shares Outstanding
                    For The Three Months Ended March 31, 1996

                         Calendar Days in the Period: 91

                                                                                                        Weighted
                                                             Common          Common                     Average
                                                              Share          Shares         Days       Number of
     Date                      Description                  Activity       Outstanding   Outstanding     Shares
--------------------------------------------------------------------------------------------------------------------

December 31, 1995       Balance                                           13,129,321
January 22, 1996        Options Exercised                      5,000      13,134,321         70      13,133,167
January 31, 1996        Unit Purchase Options Exercised      810,000      13,944,321         61      13,676,134
February 1, 1996        Unit Purchase Options Exercised      210,000      14,154,321         60      13,814,596
February 2, 1996        Unit Purchase Options Exercised      455,000      14,609,321         59      14,109,596
February 2, 1996        A Warrants Exercised                 151,667      14,760,988         59      14,207,929
February 2, 1996        Options Exercised                     15,000      14,775,988         59      14,217,655
February 5, 1996        Options Exercised                      2,861      14,778,849         56      14,219,415
February 7, 1996        A Warrants Exercised                   1,000      14,779,849         54      14,220,009
February 8, 1996        Options Exercised                      1,000      14,780,849         53      14,220,149
February 9, 1996        AA Warrants Exercised                 81,000      14,861,849         52      14,266,435
February 15, 1996       X Warrants Exercised                   3,750      14,865,599         46      14,268,331
February 29, 1996       Options Exercised                     30,000      14,895,599         32      14,278,880
February 29, 1996       A Warrants Exercised                 200,000      15,095,599         32      14,349,221
February 29, 1996       X Warrants Exercised                   1,000      15,096,599         32      14,349,572
March 1, 1996           X Warrants Exercised                   1,000      15,097,599         31      14,349,913
March 4, 1996           Options Exercised                      2,500      15,100,099         28      14,350,682
March 7, 1996           A Warrants Exercised                 140,000      15,240,099         25      14,389,144
March 14, 1996          X Warrants Exercised                  10,000      15,250,099         18      14,391,122
March 19, 1996          Options Exercised                      5,000      15,255,099         13      14,391,836
March 21, 1996          A Warrants Exercised                 100,000      15,355,099         11      14,403,924
April 4, 1996           Options Exercised                     31,500      15,386,599         69      14,427,809
April 25, 1996          Options Exercised                    120,000      15,506,599         69      14,518,798
May 7, 1996             Options Exercised                      5,000      15,511,599         69      14,522,589
July 22, 1996           Options Exercised                     12,500      15,524,099         69      14,532,067
August 19, 1996         Options Exercised                      1,500      15,525,599         69      14,533,204
September 3, 1996       Issuance                                 925      15,526,524         69      14,533,906
November 5, 1996        Options Exercised                     10,000      15,536,524         69      14,541,488
November 14, 1996       X Warrants Exercised                  25,000      15,561,524         69      14,560,444
December 3, 1996        X Warrants Exercised                  12,250      15,573,774         69      14,569,733
December 19, 1996       Unit Purchase Option Exercised        17,500      15,591,274         69      14,583,002
December 31, 1996       Options Exercised                     10,000      15,601,274         69      14,590,584
March 31, 1996          Weighted Average Number of Common Shares Outstanding                         14,403,924
                                                                          Net Loss                    ($748,596)
                                                                          Net Loss Per Share             ($0.05)




              Weighted Average Number of Common Shares Outstanding
                    For The Three Months Ended March 31, 1997

                         Calendar Days in the Period: 90

                                                                                                     Weighted
                                                          Common        Common                         Average
                                                           Share        Shares             Days       Number of
       Date                    Description               Activity     Outstanding       Outstanding     Shares
--------------------------------------------------------------------------------------------------------------------
December 31, 1996     Balance                                         15,601,274
January 14, 1997      A Warrants Exercised                  100       15,601,374            77       15,601,359
January 23, 1997      Unit Purchase Options Exercised    30,000       15,631,374            68       15,623,776
January 29, 1997      Unit Purchase Options Exercised    30,000       15,661,374            62       15,644,216
January 29, 1997      Options Exercised                   3,334       15,664,708            62       15,646,487
January 31, 1997      X Warrnts Exercised                 1,000       15,665,708            60       15,647,147
February 3, 1997      Options Exercised                  13,000       15,678,708            57       15,655,289
February 5, 1997      Options Exercised                   2,000       15,680,708            55       15,656,498
February 7, 1997      A Warrants Exercised                1,000       15,681,708            53       15,657,081
February 7, 1997      AA Warrants Exercised               1,000       15,682,708            53       15,657,663
February 7, 1997      Options Exercised                   3,000       15,685,708            53       15,659,410
February 10, 1997     Options Exercised                   1,000       15,686,708            50       15,659,960
February 10, 1997     X Warrants Exercised               25,000       15,711,708            50       15,673,696
February 14, 1997     A Warrants Exercised               17,000       15,728,708            46       15,682,289
February 18, 1997     Options Exercised                   1,500       15,730,208            42       15,682,982
February 19, 1997     Options Exercised                  12,000       15,742,208            41       15,688,388
February 24, 1997     Options Exercised                     667       15,742,875            36       15,688,652
February 25, 1997     A Warrants Exercised               25,000       15,767,875            35       15,698,268
February 25, 1997     Unit Purchase Options Exercised    30,000       15,797,875            35       15,709,806
March 4, 1997         Unit Purchase Options Exercised    30,000       15,827,875            28       15,719,037
March 6, 1997         Options Exercised                   1,000       15,828,875            26       15,719,323
March 14, 1997        Options Exercised                   5,000       15,833,875            18       15,720,312
March 18, 1997        Unit Purchase Options Exercised    60,000       15,893,875            14       15,729,542
March 18, 1997        Options Exercised                   7,000       15,900,875            14       15,730,619
March 21, 1997        X Warrants Exercised                6,000       15,906,875            11       15,731,345
March 28, 1997        A Warrants Exercised               25,000       15,931,875             4       15,732,443
March 31, 1997        Weighted Average Number of Common Shares Outstanding                           15,732,443
                                                                      Net Loss                        ($712,316)
                                                                      Net Loss Per Share                 ($0.05)